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                                                                     EXHIBIT 3.3


                                STATE OF DELAWARE

                            CERTIFICATE OF FORMATION

                                       OF

                                DRESSER-RAND LLC

      This Certificate of Formation of Dresser-Rand LLC (the "Company") is being executed by the undersigned for the purpose of creating a Delaware limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

      FIRST: The name of the Company is: Dresser-Rand LLC.

      SECOND: The address of the registered office of the Company in the State of Delaware is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its Registered Agent at such address is the Corporation Trust Company.

      THIRD: The personal liability of the directors and officers of the Company is hereby limited and eliminated to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time.

      FOURTH: The Company shall have the power to indemnify and advance legal defense fees to its directors and officers to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time.

      IN WITNESS WHEREOF, the undersigned, an authorized person, has executed this Certificate of Formation or Dresser-Rand LLC this 26th day of October, 2004.


                                    DR HOLDING CORP.,
                                    authorized person and sole organizer of
                                    Dresser-Rand LLC



                                    By:  /s/ Barbara Santoro
                                         ----------------------------------
                                    Name: Barbara Santoro
                                    Its: Secretary



       State of Delaware
      Secretary of State
   Division of Corporations
      Delivered 09:05 PM
          10/26/2004
  FILED 08:10 PM 10/26/2004
SRV 040773856 - 3872952 FILE